Exhibit 99.1

         Kerr-McGee Announces Webcast of Operations, Financial Briefing
         --------------------------------------------------------------

     Oklahoma City, Feb. 11, 2004 - Kerr-McGee Corp. (NYSE: KMG) announced today that it will webcast its executive briefing for investors and security analysts on Wednesday, Feb. 18, 2004. The meeting will include presentations by the company's senior management team and will cover the financial and operating outlook for 2004. The meeting is scheduled from 9 a.m. EST to approximately 1 p.m. EST.
     Interested parties may listen to the analyst meeting via Kerr-McGee's website at www.kerr-mcgee.com. Participants are encouraged to register on the website a minimum of 15 minutes before the start of the meeting. The webcast replay will be archived for 14 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $10 billion.
                                       ###

Media Contact:             Debbie Schramm
                           Direct: 405-270-2877
                           Pager:  888-734-8294
                           dschramm@kmg.com

Investor Contact:          Rick Buterbaugh
                           Direct: 405-270-3561